EXHIBIT 99.3

For Release: July 22, 2010, 8:00 a.m. ET

GM to Acquire AmeriCredit

Will form core of GM’s captive finance arm

Bolsters retail financing options for dealers and consumers,

supporting GM North America sales growth

DETROIT – To meet customer demand for leasing and non-prime financing for GM vehicles, General Motors and AmeriCredit Corp. (NYSE: ACF) today announced they have entered into a definitive agreement for GM to acquire AmeriCredit, one of the nation’s leading independent auto finance companies, in an all-cash transaction valued at approximately $3.5 billion.

“This acquisition supports our efforts to design, build and sell the world’s best vehicles by expanding the financing options we can offer to consumers who want to buy GM vehicles,” said GM Chairman and Chief Executive Officer, Ed Whitacre. “Adding AmeriCredit to our team will improve our competitiveness in auto financing offerings, and I am very pleased to have them on board.”

The acquisition establishes the core of a new GM captive financing arm that will enable GM to provide customers with a more complete range of financing options, while creating significant growth opportunities for both GM and AmeriCredit. Since GM and AmeriCredit launched a successful non-prime program in September 2009, GM’s non-prime penetration has increased significantly. Upon completion of the transaction, AmeriCredit intends to also re-enter the leasing business which will provide expanded leasing availability for all GM customers.

Direct ownership of AmeriCredit’s expertise will provide consistent availability of non-prime financing for GM customers throughout all economic cycles. While AmeriCredit already has relationships with approximately 4,000 GM dealers, this transaction will enhance dealer receptivity and improve sales penetration rates through coordinated GM branding and targeted customer marketing initiatives.

“With AmeriCredit providing us niche capabilities in leasing and non-prime financing, along with the continued strong support of Ally Financial and others for prime retail and dealer financing, we’ve set up a very competitive solution for our financing needs, which will be resilient through credit and business cycles,” said GM Vice Chairman and Chief Financial Officer, Chris Liddell.

AmeriCredit President and Chief Executive Officer Daniel Berce said, “We’re excited about joining the GM team. While we will be expanding our product set to more fully support GM, we’ll continue to offer our loan products to the more than 11,000 dealers across the country we serve today. Long term, this transaction will deliver benefits to our dealers, customers and employees.”

The highly regarded AmeriCredit management team will remain intact, which will assist in minimizing integration risk and maximizing opportunities between the two companies.

With total assets of approximately $10 billion, the acquisition of AmeriCredit poses minimal impact to GM’s balance sheet, and does not change GM’s objective of achieving strong investment grade status. Under GM ownership, AmeriCredit will maintain its own direct access to the capital markets for its financing requirements.

Under the terms of the agreement, which has been approved by both companies’ boards of directors, at closing, AmeriCredit shareholders will receive $24.50 in cash for each share of stock held as of the transaction closing date.

The transaction is expected to close by the end of the fourth quarter of 2010, pending certain closing conditions, including the approval of AmeriCredit shareholders.

GM and AmeriCredit will hold a joint conference call today for analysts and media at 10:00 a.m. Eastern Daylight Time. The toll-free number for U.S. callers is 800-764-4852. The dial-in number for international callers is 1-212-231-2917. When prompted, please ask to be connected to the General Motors conference call. Details on the call and information about how to access a replay of the call can be found on the GM or AmeriCredit websites at www.gm.com/corporate/investor_information/cal_events or www.americredit.com/investors/presentations.asp, respectively.

About General Motors:

General Motors, one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 205,000 people in every major region of the world and does business in some 157 countries. GM and its strategic partners produce cars and trucks in 31 countries, and sell and service these vehicles through the following brands: Buick, Cadillac, Chevrolet, GMC, Daewoo, Holden, Jiefang, Opel, Vauxhall and Wuling. GM’s largest national market is the United States, followed by China, Brazil, Germany, the United Kingdom, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. General Motors acquired operations from General Motors Corporation on July 10, 2009, and references to prior periods in this and other press materials refer to operations of the old General Motors Corporation. More information on the new General Motors can be found at www.gm.com.

About AmeriCredit:

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers across the United States. AmeriCredit has approximately 3,000 employees in the U.S. and Canada, 800,000 customers and $9 billion in auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Forward-Looking Statements:

GM and AmeriCredit Corp. advise that in this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include for GM: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planning significant investment in new technology; our ability to realize successful vehicle applications of new technology and our ability to comply with the continuing requirements related to U.S. and other government support. For AmeriCredit these factors include our ability to successfully operate in variable economic conditions, including fluctuating interest rate environment, changes in competitive, regulatory and legal environment, volatile wholesale vehicle values; our ability to service adverse changes in portfolio performance, our reliance on warehouse financing and capital markets; our ability to continue to securitize loans; our ability to obtain credit enhancement for securitization transactions on acceptable terms; our ability to manage the high degree of risk associated with subprime borrowers, and our exposure to litigation.

Our most recent annual reports on Form 10-K and quarterly reports on Form 10-Q provide information about these and other factors, which we may revise or supplement in future reports to the SEC.

Important additional information regarding the merger will be filed with the SEC:

In connection with the proposed merger, AmeriCredit plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. Investors and security holders and other interested parties will also be able to obtain, free of charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, AmeriCredit Corp., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, telephone (800) 644-2297, or from AmeriCredit’s web site at www.AmeriCredit.com.

AmeriCredit and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from AmeriCredit’s shareholders with respect to the merger. Information about AmeriCredit’s directors and executive officers and their ownership of AmeriCredit’s common stock is set forth in AmeriCredit’s Proxy Statement on Schedule 14A filed on September 16, 2009. Shareholders and investors may obtain additional information regarding the interests of AmeriCredit and its directors and executive officers in the merger, which may be different than those of AmeriCredit’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

GM and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from AmeriCredit’s shareholders with respect to the merger. Information about GM’s directors and executive officers is set forth in GM’s Form 10-K filed on April 7, 2010 and GM’s Form 10 Amendment No.1 filed May 17, 2010. These documents are available free of charge from the SEC’s web site at http://www.sec.gov, and by directing a request by mail or telephone to Investor Relations, General Motors Company, 303 Renaissance Center, Detroit, Michigan 48265-3000, telephone (313) 667-1669, or from GM’s web site at www.GM.com.

Contacts:

Reneé Rashid-Merem, GM

Office 313.665.3128

Cell 313.701.8560

renee.rashid-merem@gm.com

Randy Arickx, GM

Office 313.667.0006

Cell 313.268.7070

randy.c.arickx@gm.com

Caitlin DeYoung, AmeriCredit Corp.

Office 817.302.7394

caitlin.deyoung@americredit.com

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